Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Treasury and Investor Relations,

(713) 654-2200

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

SUPERIOR ENERGY SERVICES ANNOUNCES

FIRST QUARTER 2020 RESULTS

Houston, May 21, 2020 – Superior Energy Services, Inc. (NYSE: SPN) (the “Company”) today announced a net loss from continuing operations for the first quarter of 2020 of $32.3 million, or $2.18 per share, on revenue of $321.5 million. This compares to a net loss from continuing operations of $6.2 million, or $0.42 per share, for the fourth quarter of 2019, on revenue of $336.1 million and a net loss from continuing operations of $32.6 million, or $2.10 per share, for the first quarter of 2019, on revenue of $365.3 million.

The Company reported pre-tax charges of $16.5 million in reduction in value of assets, $6.0 million in restructuring costs and $4.3 million of merger-related transaction costs. The resulting adjusted net loss from continuing operations for the first quarter of 2020 was $11.7 million, or $0.78 per share.

David Dunlap, President and CEO, commented, “Although our first quarter results don’t reflect an extensive impact from the COVID-19 pandemic, it’s clear that the world changed suddenly as the global spread of this illness accelerated toward the end of the quarter. At Superior Energy, our time and effort increasingly shifted towards ensuring the well-being of our employees and customers as the uncertainty created by the spread of COVID-19 grew.

“A significant consequence of the global pandemic was the precipitous decline in both oil demand and price. In turn, our customers have rapidly and dramatically reduced their spending, causing us to take significant steps to respond to a much smaller market. To date, we have:

•	Implemented actions to reduce our payroll costs by an estimated annual net amount of approximately $115 million through a combination of salary reductions, reductions in force and furloughs;

•	Reduced 2020 capital expenditures to no more than $50 million for the full year; and

•	Leveraged governmental relief efforts to defer payroll and other tax payments, including an anticipated tax refund of approximately $30 million

“We will continue to appropriately scale the cost structure of the Company as we experience changes in customer spending and activity.

“With the secular change to the global oil and gas market beginning in earnest in 2015, our organization embarked on a rigorous evaluation of options to enhance stakeholder value. As a result of our efforts, we have determined the best way to maximize stakeholder value is to separate the Company into two publicly traded companies - one focused on the consolidation of the U.S. onshore completion, production and water solutions market and the other centered around our leading global franchises. This separation better aligns future growth strategies, cost-structures and capital deployment with each entities’ commercial, geographical and product offerings.

“In December 2019, the Company entered into an agreement with Forbes Energy Services (“Forbes”) to combine its North America services business lines with Forbes into a separate company. To date, significant progress has been made in finalizing the combination; however, the Covid-19 pandemic and decline in oil and gas prices have created significant disruption to the capital markets and both companies’ operations. This disruption has rendered the combination of our North America business lines with Forbes and our related note exchange offer impractical to complete on the terms originally contemplated, and we and Forbes intend to terminate the merger agreement. While this specific transaction will not come to pass, the strategic rationale for the separation of the Company’s business lines remains clear, and we will continue to actively pursue strategies to effectuate it.”

First Quarter 2020 Geographic Breakdown

U.S. land revenue was $134.7 million in the first quarter of 2020, a decrease of 2% as compared with revenue of $137.8 million in the fourth quarter of 2019, and a 34% decrease compared to revenue of $203.9 million in the first quarter of 2019. U.S. offshore revenue decreased 16% to $80.1 million as compared with revenue of $95.3 million in the fourth quarter of 2019, and increased 16% from revenue of $69.3 million in the first quarter of 2019. International revenue of $106.8 million increased by 4% as compared with revenue of $102.9 million in the fourth quarter of 2019 and increased 16% as compared to revenue of $92.1 million in the first quarter of 2019.

Drilling Products and Services Segment

The Drilling Products and Services segment revenue in the first quarter of 2020 was $104.0 million, a 5% increase from fourth quarter 2019 revenue of $98.6 million and a 3% increase from first quarter 2019 revenue of $101.1 million.

U.S. land revenue increased 1% from fourth quarter 2019 to $36.7 million, U.S. offshore revenue increased 9% sequentially to $37.2 million and international revenue increased by 6% to $30.1 million.

Onshore Completion and Workover Services Segment

The Onshore Completion and Workover Services segment revenue in the first quarter of 2020 was $61.2 million, a 9% decrease from fourth quarter 2019 revenue of $67.6 million, and a 41% decrease from first quarter 2019 revenue of $103.1 million.

Production Services Segment

The Production Services segment revenue increased in the first quarter of 2020 by 1% to $101.5 million from $100.6 million in the fourth quarter of 2019 and decreased by 2% from first quarter 2019 revenue of $103.5 million.

U.S. land revenue was $30.7 million, a 17% increase from fourth quarter 2019 revenue of $26.2 million. U.S. offshore revenue decreased 23% sequentially to $11.3 million and international revenue remained flat from the fourth quarter 2019 at $59.5 million.

Technical Solutions Segment

The Technical Solutions segment revenue in the first quarter of 2020 was $54.8 million, a 21% decrease from fourth quarter 2019 revenue of $69.3 million and a 5% decrease from first quarter 2019 revenue of $57.6 million.

U.S. land revenue decreased 21% sequentially to $6.1 million. U.S. offshore revenue decreased 32% sequentially to $31.5 million and international revenue increased 15% to $17.1 million.

Conference Call Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Thursday May 21, 2020. The call can be accessed from the Company’s website at www.superiorenergy.com or by telephone at 888-317-6003 and using entry number 6767493. For those who cannot listen to the live call, a telephonic replay will be available through May 28, 2020 and may be accessed by calling 877-344-7529 and using the access code 10143955.

About Superior Energy Services

Superior Energy Services (NYSE: SPN) serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit: www.superiorenergy.com.

Forward-Looking Statements

This press release contains, and future oral or written statements or press releases by the Company and its management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position, financial performance, liquidity, strategic alternatives, market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company’s management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties that could cause the Company’s actual results to differ materially from such statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the Company, which could cause actual results to differ materially from such statements.

While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the conditions in the oil and gas industry; the effects of public health threats, pandemics and epidemics, like the recent COVID-19 pandemic, and the adverse impact thereof on our business, financial condition, results of operations and liquidity, including, but not limited to, our growth, operating costs, supply chain, labor availability, logistical capabilities, customer demand and industry demand generally, margins, utilization, cash position, taxes, the price of our securities, the ability to access capital markets; the ability of the members of the Organization of the Petroleum Exporting Countries and its broader partners to agree on and to maintain crude oil price and production controls; our outstanding debt obligations and the potential effect of limiting our ability to fund future growth; necessary capital financing may not be available at economic rates or at all; volatility of our common stock; operating hazards, including the significant possibility of accidents resulting in personal injury or death, or property damage for which we may have limited or no insurance coverage or indemnification rights; possibly not being fully indemnified against losses incurred due to catastrophic events; claims, litigation or other proceedings that require cash payments or could impair the Company’s financial condition; credit risk associated with the customer base; the effect of regulatory programs and environmental matters on our operations or prospects; the impact of unfavorable or unusual weather conditions could have on our operations; the potential inability to retain key employees and skilled workers; political, legal, economic and other risks and uncertainties associated with the Company’s international operations;

laws, regulations or practices in foreign countries could materially restrict operations or expose us to additional risks; potential changes in tax laws, adverse positions taken by tax authorities or tax audits impacting operating results; changes in competitive and technological factors affecting operations; risks associated with the uncertainty of macroeconomic and business conditions worldwide; potential impacts of cyber-attacks on operations; counterparty risks associated with reliance on key suppliers; challenges with estimating the Company’s potential liabilities related to its oil and natural gas property; risks associated with potential changes of Bureau of Ocean Energy Management security and bonding requirements for the Company’s offshore platforms; the potential failure to consummate the Combination (as defined in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”)); the amount of the costs, fees, expenses and charges related to the Combination if it does not consummate; failure to complete the Combination could negatively impact our business and financial results; and failure of management to focus on alternative opportunities as a result of the Combination.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Company’s Form 10-K, the Company’s Form 8-K filed on April 28, 2020, and those set forth from time to time in the Company’s other periodic filings with the Securities and Exchange Commission, which are available at www.superiorenergy.com. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

###

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,		December 31,
	2020	2019	2019
Revenues	$321,497	$365,274	$336,072

Cost of revenues (exclusive of depreciation, depletion, amortization and accretion)	211,686	240,053	223,570
Depreciation, depletion, amortization and accretion	41,355	56,343	43,741
General and administrative expenses	65,157	71,112	65,211
Reduction in value of assets	16,522	—	—

Income/(Loss) from operations	(13,223)	(2,234)	3,550
Other income (expense):
Interest expense, net	(25,134)	(25,121)	(24,038)
Other income (expense)	(4,232)	(1,612)	1,993

Loss from continuing operations before income taxes	(42,589)	(28,967)	(18,495)
Income taxes	(10,254)	3,677	(12,333)

Net loss from continuing operations	(32,335)	(32,644)	(6,162)
Income from discontinued operations, net of income tax	(47,129)	(15,061)	(92,362)

Net loss	$(79,464)	$(47,705)	$(98,524)

Basic and diluted loss per share
Net loss from continuing operations	$(2.18)	$(2.10)	$(0.42)
Income from discontinued operations	(3.18)	(0.97)	(6.26)

Basic and diluted loss per share	$(5.36)	$(3.07)	$(6.68)

Weighted average shares outstanding	14,809	15,578	14,745

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	3/31/2020	12/31/2019
ASSETS
Current assets:
Cash and cash equivalents	$252,221	$272,624
Accounts receivable, net	310,902	332,047
Income taxes receivable	29,914	740
Prepaid expenses	38,902	49,132
Inventory and other current assets	125,718	117,629
Assets held for sale	121,080	216,197

Total current assets	878,737	988,369
Property, plant and equipment, net	620,017	664,949
Operating lease right-of-use assets	76,533	80,906
Goodwill	136,155	137,695
Notes receivable	69,245	68,092
Restricted cash	2,773	2,764
Intangible and other long-term assets, net	47,431	50,455

Total assets	$1,830,891	$1,993,230

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$73,144	$92,966
Accrued expenses	164,883	182,934
Current portion of decommissioning liabilities	3,677	3,649
Liabilities held for sale	8,226	44,938

Total current liabilities	249,930	324,487

Long-term debt, net	1,284,008	1,286,629
Decommissioning liabilities	134,031	132,632
Operating lease liabilities	57,948	62,354
Deferred income taxes	7,129	3,247
Other long-term liabilities	129,955	134,308

Total stockholders’ equity (deficit)	(32,110)	49,573

Total liabilities and stockholders’ equity (deficit)	$1,830,891	$1,993,230

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(in thousands)

(unaudited)

	2020	2019
Cash flows from operating activities:
Net loss	$(79,464)	$(47,705)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	41,355	82,439
Reduction in value of assets	16,522	—
Reduction in value of assets held for sale	46,358	—
Other noncash items	13,615	4,467
Changes in working capital and other	(70,626)	(11,822)

Net cash provided by operating activities	(32,240)	27,379
Cash flows from investing activities:
Payments for capital expenditures	(18,563)	(41,160)
Proceeds from sales of assets	33,045	5,066

Net cash provided by (used in) investing activities	14,482	(36,094)
Cash flows from financing activities:
Other	(208)	(1,667)

Net cash used in financing activities	(208)	(1,667)
Effect of exchange rate changes in cash	(2,428)	924

Net change in cash, cash equivalents, and restricted cash	(20,394)	(9,458)
Cash, cash equivalents and restricted cash at beginning of period	275,388	163,748

Cash, cash equivalents, and restricted cash at end of period	$254,994	$154,290

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

REVENUE BY GEOGRAPHIC REGION BY SEGMENT

(in thousands)

(unaudited)

	Three months ended,
	March 31, 2020	December 31, 2019	March 31, 2019
U.S. land
Drilling Products and Services	$36,656	$36,271	$48,217
Onshore Completion and Workover Services	61,218	67,571	103,136
Production Services	30,667	26,205	40,666
Technical Solutions	6,137	7,774	11,920

Total U.S. land	$134,678	$137,821	$203,939

U.S. offshore
Drilling Products and Services	$37,224	$34,056	$29,067
Onshore Completion and Workover Services	—	—	—
Production Services	11,299	14,632	19,272
Technical Solutions	31,533	46,655	20,933

Total U.S. offshore	$80,056	$95,343	$69,272

International
Drilling Products and Services	$30,113	$28,299	$23,795
Onshore Completion and Workover Services	—	—	—
Production Services	59,538	59,754	43,512
Technical Solutions	17,112	14,855	24,756

Total International	$106,763	$102,908	$92,063

Total Revenues	$321,497	$336,072	$365,274

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

SEGMENT HIGHLIGHTS

(in thousands)

(unaudited)

	Three months ended,
	March 31, 2020 (1)	December 31, 2019 (1)	March 31, 2019
Revenues
Drilling Products and Services	$103,993	$98,626	$101,079
Onshore Completion and Workover Services	61,218	67,571	103,136
Production Services	101,504	100,591	103,450
Technical Solutions	54,782	69,284	57,609

Total Revenues	$321,497	$336,072	$365,274

Income (Loss) from Operations
Drilling Products and Services	$36,867	$27,631	$21,279
Onshore Completion and Workover Services	(1,870)	4,263	1,958
Production Services	756	(8,764)	1,617
Technical Solutions	(4,638)	8,047	(916)
Corporate and other	(17,457)	(21,636)	(26,172)

Total Income from Operations	$13,658	$9,541	$(2,234)

EBITDA
Drilling Products and Services	$54,657	$46,946	$44,305
Onshore Completion and Workover Services	4,443	10,023	13,605
Production Services	11,594	3,288	15,757
Technical Solutions	707	13,514	5,394
Corporate and other	(16,388)	(20,489)	(24,952)

Total EBITDA	$55,013	$53,282	$54,109

(1)	Income (loss) from operations and EBITDA exclude the impact of special items for the three months ended March 31, 2020 and December 31, 2019. For Non-GAAP reconciliations, refer to Table 2 below.

Reconciliation of Consolidated Adjusted Net Loss

(in thousands)

(unaudited)

Table 1

	Three months ended,
	March 31, 2020		December 31, 2019
	Consolidated	Per Share	Consolidated	Per Share
Reported net loss from continuing operations	$(32,335)	$(2.18)	$(6,162)	$(0.42)
Reduction in value of assets	16,522	1.12	—	—
Restructuring costs	6,020	0.41	2,896	0.20
Merger-related transaction costs	4,339	0.29	3,095	0.21
Income taxes	(6,236)	(0.42)	(1,390)	(0.10)

Adjusted net loss from continuing operations	$(11,690)	$(0.78)	$(1,561)	$(0.11)

Reconciliation of Adjusted Income (Loss) from Operations and Adjusted EBITDA by Segment

(in thousands)

(unaudited)

Table 2

	Three months ended March 31, 2020
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from continuing operations	$36,727	$(2,998)	$(3,897)	$(17,329)	$(44,838)	$(32,335)
Restructuring costs	140	1,128	557	3,784	411	6,020
Merger-related costs	—	—	—	—	4,339	4,339
Reduction in value of assets	—	—	4,096	12,426	—	16,522
Interest expense, net	—	—	—	(1,173)	26,307	25,134
Other expense	—	—	—	—	4,232	4,232
Income taxes	—	—	—	—	(10,254)	(10,254)

Income (loss) from operations	$36,867	$(1,870)	$756	$(2,292)	$(19,803)	$13,658

Depreciation, depletion, amortization and accretion	17,790	6,313	10,838	5,345	1,069	41,355

EBITDA	$54,657	$4,443	$11,594	$3,053	$(18,734)	$55,013

	Three months ended December 31, 2019
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from continuing operations	$27,618	$3,187	$(10,068)	$8,612	$(35,511)	$(6,162)
Restructuring costs	13	1,076	1,304	503	—	2,896
Merger-related costs	—	—	—	—	3,095	3,095
Interest expense, net	—	—	—	(1,068)	25,106	24,038
Other expense	—	—	—	—	(1,993)	(1,993)
Income taxes	—	—	—	—	(12,333)	(12,333)

Adjusted income (loss) from operations	$27,631	$4,263	$(8,764)	$8,047	$(21,636)	$9,541

Depreciation, depletion, amortization and accretion	19,315	5,760	12,052	5,467	1,147	43,741

Adjusted EBITDA	$46,946	$10,023	$3,288	$13,514	$(20,489)	$53,282

	Three months ended March 31, 2019
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from continuing operations	$21,279	$1,958	$1,617	$102	$(57,600)	$(32,644)
Interest expense, net	—	—	—	(1,018)	26,139	25,121
Other expense	—	—	—	—	1,612	1,612
Income taxes	—	—	—	—	3,677	3,677

Adjusted income (loss) from operations	$21,279	$1,958	$1,617	$(916)	$(26,172)	$(2,234)

Depreciation, depletion, amortization and accretion	23,026	11,647	14,140	6,310	1,220	56,343

EBITDA	$44,305	$13,605	$15,757	$5,394	$(24,952)	$54,109